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                                                                       EXHIBIT 2

                               VOTING AGREEMENT



  This Voting Agreement (this "Voting Agreement") is made and entered into as of June 4 1997 (the "Effective Date") among Electronic Arts Inc., a Delaware corporation ("Electronic Arts"), and Jeffrey B. Braun, trustee of the Jon Himmel Trust dated 9/18/92 ("Stockholder").

                                    RECITALS

  A. This Voting Agreement is entered into pursuant to that certain Agreement and Plan of Reorganization dated of even date herewith, as such may be amended (the "Plan of Reorganization"), entered into by and among Electronic Arts, Village Acquisition Corporation, a Delaware corporation ("Merger Sub"), a wholly owned subsidiary of Electronic Arts, and Maxis, Inc., a Delaware corporation ("Maxis"). The Plan of Reorganization provides for the merger of Merger Sub with and into Maxis (the "Merger"), all pursuant to the terms and conditions of the Plan of Reorganization and the Agreement of Merger to be entered into between Merger Sub and Maxis in the form attached to the Plan of Reorganization (the "Agreement of Merger"). The Plan of Reorganization and the Agreement of Merger are collectively referred to herein as the "Merger Agreements." Capitalized terms used herein and not defined herein shall have the meanings that such terms have in the Plan of Reorganization.

  B. The Merger Agreements provide for the conversion of all of the issued and outstanding stock of Maxis at the Effective Time of the Merger into shares of Electronic Arts' Common Stock, all as more particularly set forth in the Plan of Reorganization.

  C. As a condition to the willingness of Electronic Arts to enter into the Plan of Reorganization, Electronic Arts has required that Stockholder agree, and in order to induce Electronic Arts to enter into the Plan of Reorganization Stockholder has agreed, to enter into this Voting Agreement.

  NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.  VOTING OF MAXIS SECURITIES


  1.1. Maxis Securities. Attachment 1 hereto sets forth all shares of Maxis capital stock and any other securities of Maxis owned by Stockholder, including all securities of Maxis as to which Stockholder has sole or shared voting or investment power, and all rights, options and warrants to acquire shares of capital stock or other securities of Maxis granted to or held by Stockholder (such shares of Maxis capital stock, other securities of Maxis and rights, options and warrants to acquire shares of Maxis capital stock and other securities of Maxis are hereinafter collectively referred to as "Maxis Stock"). As used herein, the term "New Maxis Securities" means, collectively, any and all shares of Maxis capital stock, other securities of Maxis and rights,
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options and warrants to acquire shares of Maxis capital stock and other securities of Maxis that Stockholder may purchase or otherwise acquire any interest in (whether of record or beneficially), on and after the Effective Date of this Voting Agreement and prior to the Expiration Date (as defined below). All New Maxis Securities will be subject to the terms of this Voting Agreement to the same extent and in the same manner as if they were Maxis Securities. The Maxis Stock and the New Maxis Securities shall be collectively referred to herein as the "Maxis Securities." As used herein, the term "Expiration Date" means the earliest to occur of (i) the closing, consummation and effectiveness of the Merger, or (ii) such time as the Plan of Reorganization is terminated in accordance with its terms.


  1.2. Voting Agreement. Stockholder hereby agrees with Electronic Arts that, prior to the Expiration Date, at any meeting of the stockholders of Maxis, however called, and at any adjournment thereof, and in any written action by consent of stockholders of Maxis, unless otherwise directed in writing by Electronic Arts, Stockholder shall vote the Maxis Securities in favor of the Merger, the execution and delivery by Maxis of the Plan of Reorganization and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Plan of Reorganization and shall otherwise vote the Maxis Securities with respect to any action required in furtherance hereof and thereof. Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the preceding sentence.


  1.3. Proxy; Further Assurances.


       (i)   Contemporaneously with the execution of this Voting
  Agreement, Stockholder shall deliver to Electronic Arts a proxy in the form attached hereto as Attachment 2, which shall be irrevocable to the fullest extent permitted by law, with respect to the Maxis Securities (the "Proxy").

       (ii) Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to support and help consummate the Merger and to vest in Electronic Arts the power to carry out and give effect to the provisions of this Voting Agreement.

SECTION 2.  WAIVER OF APPRAISAL RIGHTS


  Stockholder hereby waives any rights of appraisal and any dissenters' rights that Stockholder may have in connection with the Merger.

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SECTION 3.  NO SOLICITATION


  Stockholder covenants and agrees with Electronic Arts that, during the period commencing on the date of this Voting Agreement and ending on the Expiration Date, he will comply in all respects with the provisions of Section 5.4 of the Plan of Reorganization and further that Stockholder shall not, directly or indirectly, (i) solicit or initiate discussions or engage in negotiations with any person other than Electronic Arts or take any action intended, designed or reasonably likely to facilitate the efforts of any person, other than Electronic Arts, relating to an Acquisition Proposal of Maxis, (ii) furnish any nonpublic information regarding Maxis to any person in connection with or in response to an Acquisition Proposal or potential Acquisition Proposal; (iii) engage in discussions with any person with respect to any Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or other similar document or any contract contemplating or otherwise relating to any Acquisition Proposal. Stockholder shall immediately cease any existing discussions with any persons other than Electronic Arts that relate to any Acquisition Proposal.


SECTION 4.  OBLIGATIONS AS A DIRECTOR AND/OR OFFICER OF MAXIS


  If at any time prior to the Expiration Date, Stockholder or a representative of Stockholder is a member of the Board of Directors of Maxis ("Director") or an officer of Maxis, nothing in this Agreement shall limit or restrict the Director or officer in acting in his capacity as a Director or officer, as the case may be, of Maxis and in the exercise of his fiduciary duties and responsibilities in such capacity, it being agreed and understood that this Agreement shall apply to the Stockholder solely in his or its capacity as a stockholder and shall not apply to the Director's or officer's actions, judgments or decisions as a Director of officer of Maxis.


SECTION 5.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF STOCKHOLDER


  5.1. Representations, Warranties and Covenants of Stockholder. Stockholder represents, warrants and covenants as follows:


          (a) Authority. Stockholder has full power and authority to enter into, execute, deliver and perform Stockholder's obligations under this Voting Agreement and to make the representations, warranties and covenants herein contained.

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          (b) Maxis Securities Owned. Except as otherwise disclosed in the Maxis
Disclosure Letter and as provided herein: (i) at the date hereof, all the Maxis Stock is, and at all times until and through the Expiration Date all the Maxis Securities will be, owned by Stockholder free and clear of any rights of first refusal, co-sale rights, security interests, liens, pledges, claims, options, charges or other encumbrances; and (ii) the Stockholder has the sole and exclusive right and power to exercise all voting rights and other rights with respect to the Maxis Stock and will have the sole and exclusive right and power to exercise all voting rights and other rights with respect to the Maxis Securities, and the Maxis Stock and the Maxis Securities are and will remain free and clear of any and all voting trusts, proxies or other arrangements or understandings, whether written or oral.

          (c) Further Assurances. Stockholder agrees to execute and deliver any additional documents reasonably necessary or desirable, in the opinion of Maxis or Electronic Arts, to carry out the purposes and intent of this Voting Agreement.

SECTION 6.  MISCELLANEOUS


  6.1. Notices. Any notice or other communication required or permitted to be given under this Voting Agreement will be in writing, will be delivered personally, by telecopier (with a hard copy also mailed), or by registered or certified mail, postage prepaid and will be deemed given upon delivery, if delivered personally, one business day after transmission by telecopier with confirmation of receipt, or three (3) days after deposit in the mails, if mailed, to the following addresses:


              (i)  If to Electronic Arts:

                   1450 Fashion Island Blvd.
                   San Mateo, CA 94404
                   Facsimile: (415) 571-7132
                   Attention: Ruth Kennedy, SVP & General Counsel

                   With a copy to:

                   Fenwick & West LLP
                   Two Palo Alto Square
                   Palo Alto, California 94036
                   Attention: Mark C. Stevens, Esq.

              (ii) If to Stockholder:

                   To the address for notice for such Stockholder set forth on Attachment 1 hereto

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          With a copy to:

          Barry Taylor, Esq.
          Wilson Sonsini Goodrich & Rosati P.C.
          650 Page Mill Road
          Palo Alto, California 94304

     or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 6.1.

  6.2. Termination. This Voting Agreement shall be terminated and shall be of no further force and effect upon the termination of the Plan of Reorganization pursuant to its terms.

  6.3. Counterparts. This Voting Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Voting Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.


  6.4. Assignment; Binding Upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Voting Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.


  6.5. Waiver and Amendment. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Voting Agreement may be amended by the parties hereto upon the execution and delivery of a written agreement executed by the parties hereto.


  6.6. Governing Law. The internal laws of the State of Delaware (irrespective of its choice of law principles) will govern the validity of this Voting Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Any litigation or other dispute resolution proceeding among the parties relating to this Voting Agreement will take place in San Mateo, Santa Clara or San Francisco County, California. The parties consent to the personal jurisdiction of and the venue in the state and federal courts within such counties.


  6.7. Severability. If any term, provision, covenant or restriction of this Voting Agreement (or of the Plan of Reorganization) is held by a court of competent jurisdiction to be invalid, void or

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unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Voting Agreement (or of the Plan of Reorganization, as the case may be) will remain in full force and effect and will in no way be affected, impaired or invalidated. The parties further agree to replace such invalid or unenforceable term with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the invalid or unenforceable provision.


  6.8. Construction of Agreement. This Voting Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section will mean a Section in this Voting Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Voting Agreement which will be considered as a whole.


  6.9. Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Voting Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.


  6.10. Specific Performance; Injunctive Relief. The parties hereto acknowledge that Electronic Arts will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore it is agreed that, in addition to any other remedies that may be available to Electronic Arts upon any such violation, Electronic Arts shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Electronic Arts or Electronic Arts at law or in equity.


  6.11. Partnership. Electronic Arts agrees that if Stockholder is a limited partnership, Stockholder's general and limited partners shall in no event be liable for any obligations or liabilities of Stockholder under this Agreement.


  6.12. Construction. No provision of this Agreement shall be construed to cause the Merger to be accounted for otherwise than as a "pooling of interests."

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   IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first set forth above.


ELECTRONIC ARTS INC.,
a Delaware corporation



By:  /s/ Ruth Kennedy
    -----------------------------------------
Name: Ruth Kennedy
Title: Senior Vice President, General Counsel


STOCKHOLDER:


/s/ Jeffrey B. Braun
---------------------------------------------
Jeffrey B. Braun, trustee of the Jon Himmel
Trust dated 9/18/92



                      [SIGNATURE PAGE TO VOTING AGREEMENT]

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                                 ATTACHMENT 1

                                  MAXIS STOCK


Stockholder's Address for Notice:


Number of shares of Maxis capital stock
beneficially owned by the undersigned:
Number of options, warrants or other convertible
securities convertible into Maxis capital stock
beneficially owned by the undersigned:
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                                 ATTACHMENT 2

                                 FORM OF PROXY


                               IRREVOCABLE PROXY

          The undersigned stockholder of Maxis, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Ruth Kennedy, E. Stanton McKee, Jr. and Electronic Arts Inc., a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the shares of capital stock of the Company owned by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire after the date hereof until such time as this Proxy terminates in accordance with its terms. (The shares of the capital stock of the Company referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

          This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, among Parent and the undersigned (the "Voting Agreement"), and is granted in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, Village Acquisition Corporation, a wholly owned subsidiary of Parent, and the Company (the "Reorganization Agreement"). Capitalized terms used but no otherwise defined in this proxy have the meanings ascribed to such terms in the Reorganization Agreement.

          The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the Expiration Date (as defined in the Voting Agreement, such term is used herein with the same definition) at any meeting of the stockholders of the Company, however called, and at any adjournment thereof, or in any written action by consent of stockholders of the Company, in favor of the Merger, the execution and delivery by Maxis of the Plan of Reorganization and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Plan of Reorganization and shall otherwise vote the Maxis Securities with respect to any action required in furtherance hereof and thereof.

          The undersigned stockholder may vote the Shares on all other matters.

          Any obligation of the undersigned hereunder shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).
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          This proxy shall terminate upon the Expiration Date.


Dated:  June 4, 1997                ----------------------------------------
                                    Name: Jeffrey B. Braun, trustee of the
                                    Jon Himmel Trust dated 9/18/92

                                    Number of Shares of Company
                                    Common Stock:
                                                 ---------------------------

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